UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 17, 2024 (the “Closing Date”), CommScope Holding Company, Inc. (the “Company”) announced that its direct subsidiary, CommScope, LLC (“CommScope”), completed certain refinancing transactions (collectively, the “Transactions”), including (i) the issuance and sale of $1,000 million in aggregate principal amount of New Secured Notes, (ii) entry into the New Term Loan Facility and (iii) the effectiveness of ABL Amendment No. 3 (each as defined below).

The Company used the net proceeds from the Transactions, together with cash on hand and borrowings under the Revolving Credit Facility (as defined below), to (i) refinance in full the Company’s existing senior secured term loan facility, (ii) redeem all of the approximately $1,274.6 million in outstanding aggregate principal amount of 6.000% senior notes due 2025 issued by CommScope Technologies LLC (“CommScope Technologies”), a wholly owned indirect subsidiary of the Company, and satisfy and discharge the related indenture and (iii) pay fees and expenses related to the foregoing.

New Term Loan Facility

On the Closing Date, the Company and CommScope entered into a term loan credit agreement with Apollo Administrative Agency LLC, as administrative agent and collateral agent, and the other agents and lenders party thereto (the “New Term Loan Credit Agreement”) providing for a new senior secured first-lien term loan facility in an initial aggregate principal amount of $3,150 million (the “New Term Loan Facility”). The New Term Loan Facility will mature in December 2029.

Subject to certain conditions, the New Term Loan Facility, without the consent of the then-existing lenders (but subject to the receipt of commitments), may be increased (or a new incremental term loan facility added) by an unlimited amount so long as, on a pro forma basis, the Consolidated First Lien Net Leverage Ratio (as defined in the New Term Loan Credit Agreement) would not exceed 4.00 to 1.00.

Borrowings under the New Term Loan Facility will not amortize and will be due at final maturity. The interest rate margin applicable to borrowings under the New Term Loan Facility will be, at CommScope’s option, either (1) the base rate (which is the highest of (w) the greater of the then-current federal funds rate set by the Federal Reserve Bank of New York and the overnight federal funds rate, in each case, plus 0.5%, (x) the prime rate on such day, (y) the one-month Term SOFR rate published on such date plus 1.00% and (z) 1.00% per annum) plus an applicable margin between 3.50 to 4.50% (depending on CommScope’s Consolidated First Lien Net Leverage Ratio) or (2) one-, three- or six-month Term SOFR (selected at the option of CommScope) plus an applicable margin between 4.50 and 5.50% (depending on CommScope’s Consolidated First Lien Net Leverage Ratio). The applicable margins are subject to a 25 basis point reduction after the expected repayment of approximately $250 million of borrowing outstanding under the Revolving Credit Agreement, repayment in full of CommScope’s senior secured notes due 2026, and a ratable redemption or other repayment of a portion of CommScope’s senior secured notes due 2029 from the proceeds of the previously announced sale of the Company’s Outdoor Wireless Networks segment and the Distributed Antenna Systems business unit of its Networking, Intelligent Cellular & Security Solutions segment (“OWN/DAS”). The New Term Loan Facility is subject to a LIBOR floor of 0.00%.

CommScope may voluntarily prepay loans under the New Term Loan Facility, in whole or in part, subject to minimum amounts, with prior notice, subject to a prepayment premium (other than in connection with a change of control or permitted disposition) equal to: (1) a customary make-whole premium for any prepayments within 18 months of the Closing Date (or a 3.0% premium with respect to any prepayments in the first six months using the proceeds of a new equity issuance); (2) a 3.0% premium on amounts prepaid from and after 18 months after the Closing Date and prior to 30 months after the Closing Date; or (3) a 1.0% premium on amounts prepaid from and after 30 months after the Closing Date and prior to 42 months after the Closing Date.

CommScope must prepay the New Term Loan Facility with the net cash proceeds of certain asset sales (excluding the sale of OWN/DAS), the incurrence or issuance of specified refinancing indebtedness and 50% of excess cash flow (such percentage subject to reduction based on the achievement of specified Consolidated First Lien Net Leverage Ratios), in each case, subject to certain reinvestment rights and other exceptions.

CommScope’s obligations under the New Term Loan Facility are guaranteed by the Company and certain subsidiaries of CommScope (the “Subsidiary Guarantors”). The New Term Loan Facility is secured by a lien on substantially all of CommScope’s and each of the Subsidiary Guarantor’s current and fixed assets (subject to certain exceptions), and the New Term Loan Facility will have a first-priority lien on all fixed assets and a second-priority lien on all current assets (second in priority to the liens securing the Revolving Credit Facility), in each case, subject to other permitted liens. Certain foreign subsidiaries of CommScope organized in the United Kingdom, Ireland and the Netherlands will become Subsidiary Guarantors on a post-closing basis. Additional foreign subsidiaries of CommScope may be added as Subsidiary Guarantors in the future,

The New Term Loan Facility contains customary negative covenants that limit CommScope’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) grant liens or security interests on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts to CommScope by CommScope’s subsidiaries; (vii) engage in mergers or consolidations; or (viii) engage in certain transactions with affiliates.

The New Term Loan Facility provides that, upon the occurrence of certain events of default, the obligations thereunder may be accelerated. Such events of default will include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, material pension-plan events, change of control and other customary events of default.

The foregoing description of the New Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Issuance of New Secured Notes

On the Closing Date, CommScope issued 9.500% senior secured notes due 2031 (the “New Secured Notes”) pursuant to an indenture, dated as of the Closing Date, by and among CommScope, the Company, the Subsidiary Guarantors party thereto (the Company and the Subsidiary Guarantors, collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Indenture”).

CommScope will pay interest on the New Secured Notes semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2025. Unless earlier redeemed, the New Secured Notes will mature on December 15, 2031. The New Secured Notes and related guarantees were issued and sold in a private placement pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Ranking and Security

The New Secured Notes will be jointly and severally guaranteed on a senior secured basis by the Company and, subject to certain exceptions, each of CommScope’s existing and future subsidiaries that is, or becomes, an obligor under the Company’s New Term Loan Facility or asset-based revolving credit facility (the “Revolving Credit Facility”) or certain other capital markets indebtedness. Under the terms of the Indenture, the New Secured Notes and the related guarantees will be CommScope’s and the Guarantors’ general, senior secured obligations and will: (i) be secured on a first-priority basis, equally and ratably with all parity lien indebtedness of CommScope and the Guarantors, including the New Term Loan Facility and CommScope’s existing senior secured notes due 2029, by security interests in all of CommScope’s and the Guarantors’ assets that secure the New Term Loan Facility on a first-priority basis (the “Fixed Asset Collateral”) and will be secured on a second-priority basis by all of CommScope’s and the Guarantors’ inventory, accounts receivable, deposit accounts, securities accounts, certain related assets and other current assets that secure the Revolving Credit Facility on a first-priority basis and the New Term Loan Facility on a second-priority basis (the “Current Asset Collateral”), in each case, subject to certain limitations and exceptions and permitted liens; (ii) rank contractually senior in right of payment to all of CommScope’s and the Guarantors’ subordinated indebtedness; (iii) be effectively senior to any of CommScope’s and the Guarantors’ senior unsecured debt, including CommScope’s and CommScope Technologies’ existing unsecured notes, and indebtedness secured by liens junior to the liens securing the New Secured Notes and the related guarantees (including, in the case of the Fixed Asset Collateral, the Revolving Credit Facility), in each case, to the extent of the value of the collateral securing the New Secured Notes and the related guarantees; (iv) without giving effect to collateral arrangements, rank equally in right of payment with all of CommScope’s and the Guarantors’ senior indebtedness; (v) be effectively equal to all of CommScope’s and the Guarantors’ senior indebtedness secured on the same priority basis as the New Secured Notes and the related guarantees, including the New Term Loan Facility and existing senior secured notes due 2029; (vi) be effectively subordinated to any of CommScope’s and the Guarantors’ indebtedness that is secured by assets that do not constitute collateral for the New Secured Notes and the related guarantees, to the extent of the value of the assets securing such indebtedness, and indebtedness that is secured by a senior-priority lien, including the Revolving Credit Facility, to the extent of the value of the Current Asset Collateral; and (vii) be structurally subordinated to the liabilities (including trade payables) of any existing and future non-guarantor subsidiaries.

Optional Redemption Provisions and Repurchase Rights

At any time prior to June 15, 2026, upon not less than 10 nor more than 60 days’ notice, the New Secured Notes will be redeemable at CommScope’s option, in whole or in part, at a price equal to 100% of the principal amount of the New Secured Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Beginning June 15, 2026, CommScope may redeem the New Secured Notes, at its option, in whole or in part, at any time, upon not less than 10 nor more than 60 days’ notice, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but not including, the redemption date. The redemption price includes a call premium that varies (from 3% to 0%) depending on the year of redemption.

At any time prior to June 15, 2025, CommScope may redeem, at its option, in whole or in part, the New Secured Notes at a redemption price equal to 103% of the aggregate principal amount of the New Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, in an amount up to $500 million, where the redemption payment is made from proceeds from the issuance of certain preferred stock or common equity interests of the Company or CommScope.

At any time, in connection with a change of control, as defined in the Indenture, CommScope may redeem, at its option, in whole or in part, the New Secured Notes at a redemption price equal to 100% of the principal amount of the New Secured Notes to be redeemed redeemed plus accrued and unpaid interest, if any, to, but not including the redemption date.

Subject to certain exceptions, the holders of the New Secured Notes will have the right to require CommScope to repurchase their New Secured Notes upon the occurrence of a change in control, as defined in the Indenture, at an offer price equal to 100% of the principal amount of the New Secured Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

In addition, if CommScope or any of its subsidiaries sells assets (other than the sale of OWN/DAS), under certain circumstances, CommScope will be required to use the net proceeds to make an offer to purchase the New Secured Notes at an offer price in cash equal to 100% of the principal amount of the New Secured Notes, plus accrued and unpaid interest to, but not including, the repurchase date.

In connection with any offer to purchase all or any of the New Secured Notes (including a change of control offer and any tender offer), if holders of no less than 90% of the aggregate principal amount of the New Secured Notes validly tender their New Secured Notes, CommScope or a third party is entitled to redeem any remaining New Secured Notes at the price offered to each holder.

Restrictive Covenants

The Indenture contains customary negative covenants consistent with those applicable to the New Term Loan Facility.

Events of Default

The Indenture provides for customary events of default, including non-payment, failure to comply with covenants or other agreements in the Indenture, certain events of bankruptcy or insolvency and certain defaults with respect to the security documentation related to the New Secured Notes and the collateral securing the New Secured Notes and the related guarantees. If an event of default occurs and continues with respect to the New Secured Notes, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding New Secured Notes may declare the entire principal amount of all the New Secured Notes to be due and payable immediately (except that if such event of default is caused by certain events of bankruptcy or insolvency, the entire principal of the New Secured Notes will become due and payable immediately without further action or notice).

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy the New Secured Notes or any other securities, and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The New Secured Notes and the guarantees thereof have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Indenture and the New Secured Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, including the form of New Secured Notes contained therein, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

ABL Amendment No. 3

On the Closing Date, the Company, CommScope and certain of CommScope’s wholly owned U.S. subsidiaries entered into that certain Amendment No 3. (“ABL Amendment No. 3”) to that certain Revolving Credit Agreement, dated as of April 4, 2019 (as amended restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders and issuing banks party thereto.

ABL Amendment No. 3, among other things, permits the New Term Loan Facility and New Secured Notes to be guaranteed by foreign Subsidiary Guarantors that will also become borrowers or guarantors under the Revolving Credit Agreement on a post-closing basis, and to permit such entities to grant liens on their assets to secure such obligations. ABL Amendment No. 3 also removes the ability to have a Swiss Borrowing Base (as defined in the Revolving Credit Agreement) and includes an obligation to reduce the committed amount from $1,000 million to $750 million in connection with the sale of OWN/DAS.

The foregoing description of ABL Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of ABL Amendment No. 3, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

On the Closing Date, the Company issued a press release announcing the completion of the Transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The foregoing information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements that reflect the current views of the Company with respect to future events. These statements may discuss objectives, goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “objective,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

These and other factors are discussed in greater detail in the reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. Although the information contained in this Current Report represents the best judgment of the Company as of the date of this Current Report based on information currently available and reasonable assumptions, the Company cannot give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company is not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number:	Description

4.1*	Indenture, dated as of December 17, 2024, by and among CommScope, LLC, as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

4.2	Form of 9.500% Senior Secured Note due 2031 (included in Exhibit 4.1 hereto).

10.1*	Term Loan Credit Agreement, dated as of December 17, 2024, by and among CommScope, LLC, as borrower, CommScope Holding Company, Inc., as holdings, Apollo Administrative Agency LLC, as administrative agent and collateral agent, and the other agents and lenders party thereto.

10.2*	Amendment No 3. to Credit Agreement, dated as of December 17, 2024, by and among CommScope, LLC, as parent borrower, CommScope Holding Company, Inc., as holdings, the other credit parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders and issuing banks party thereto.

99.1	Press release dated December 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes, schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2024

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Justin C. Choi
Justin C. Choi
Senior Vice President, Chief Legal Officer and Secretary